Exhibit 99.1


    Camden National Corporation Announces a 2.8% Increase in 2007
                   Year-to-Date Per Share Earnings


    CAMDEN, Maine--(BUSINESS WIRE)--Oct. 30, 2007--Robert W. Daigle, president and Chief Executive Officer of Camden National Corporation (AMEX: CAC; the "Company"), today announced year-to-date earnings per diluted share for 2007 of $2.24, a $0.06, or 2.8%, increase over the first nine months of 2006, which reflects the favorable impact of the Company's common stock repurchase activity. The third quarter 2007 earnings per diluted share were $0.77, which was equal to the $0.77 per diluted share for the third quarter of 2006. For the nine months ended September 30, 2007, returns on average equity and average assets were 18.08% and 1.13%, respectively, compared to 18.23% and 1.19% for the nine months ended September 30, 2006.

    Year-to-date net income was $14.7 million, a decline of $609,000, or 4.0%, compared to $15.3 million for the first nine months of 2006. Net income for the third quarter of 2007 was $5.0 million, a 2.7% decrease from the $5.1 million reported for the third quarter of 2006. The decline was primarily due to decreased net interest income, which was adversely impacted by declining commercial real estate balances and higher funding costs, partially offset by an increase in non-interest income.

    The Company's total assets at September 30, 2007 were $1.7 billion, flat compared to total assets at September 30, 2006. Investments increased $60.9 million to $458.4 million at September 30, 2007, while total loans at September 30, 2007 were $1.2 billion, down $69.8 million compared to total loans at September 30, 2006. The decline in loan balances reflects a continued conservative posture in the Company's commercial real estate lending activity due to an environment of increased competition highlighted by relaxed credit structures and low long-term fixed rate commitments, which the Company feels does not provide an adequate reward for the inherent risks. The Company remains committed to commercial real estate lending and has observed the market beginning a return to more rational pricing and structuring practices as a result of the recent credit market turmoil and retrenchment by various conduits, special investment vehicles and other lenders. Total deposits of $1.2 billion at September 30, 2007 declined $42.7 million from the same period a year ago primarily reflecting the maturity and non-replacement of $76.1 million of brokered certificates of deposit. Core deposits of $1.1 billion (total deposits excluding brokered certificates of deposit) at September 30, 2007 increased $33.4 million over the same period a year ago.

    Net interest income for the third quarter of 2007 decreased 7.5% to $12.2 million, compared to $13.2 million for the same period of 2006. The run-off in commercial real estate balances, as well as higher funding costs, lowered the net interest margin, which was 3.06% for the first nine months of 2007 versus 3.39% for the same period of 2006.

    During the third quarter of 2007, the Company made no provision to the allowance for loan and lease losses ("ALLL") compared to $552,000 provided for the same quarter of 2006. The decline in the provision to the ALLL was a result of an improvement in non-performing loans as a percentage of total loans, which at 0.50% at September 30, 2007, compared favorably to 0.68% at September 30, 2006, and an overall decline in outstanding loan balances quarter-on-quarter. The ALLL was 1.19% of total loans outstanding at September 30, 2007, compared to 1.16% of loans outstanding on the same date in 2006.

    Non-interest income of $3.2 million for the quarter ended September 30, 2007 was up 5.4% from the same quarter a year ago. This was primarily the result of an increase in income from fiduciary services at Acadia Trust, N.A., brokerage and insurance commission income at Acadia Financial Consultants, and growth in debit card activity.

    Non-interest expense for the third quarter of 2007 was $8.4 million, an increase of $222,000, or 2.7%, over the same quarter in the prior year largely due to normal salary adjustments, increased premises and equipment costs, and technology improvement initiatives. The Company's efficiency ratio (non-interest expense/net interest income and non-interest income) for the quarter ended September 30, 2007 was 54.77%, compared to 50.60% for the third quarter of 2006.

    At September 30, 2007, the Company's total risk-based capital ratio of 13.49% and tier 1 capital ratio of 12.28% compared favorably to the minimum ratios of 10.0% and 6.0%, respectively, required by the Federal Reserve for a bank holding company to be considered "well capitalized."

    The Company reported earlier that the Board of Directors approved a dividend, payable on October 31, 2007 for shareholders of record on October 15, 2007, of $0.24 per share, which is a 9.1% increase over the dividend paid at the same time last year.

    As previously announced, the Company's transaction to acquire
Union Bankshares Company is expected to close in the early part of the first quarter of 2008, subject to Union Bankshares Company's shareholder approval and regulatory approval.

    Camden National Corporation, a 2006 Best Places to Work in Maine company headquartered in Camden, Maine, and listed on the American Stock Exchange under the symbol CAC, is the holding company for a family of two financial services companies, including: Camden National Bank (CNB), a full-service community bank with 27 banking offices serving coastal, western, central and eastern Maine, and recipient of the Governor's Award for Business Excellence in 2002, and Acadia Trust, N.A., offering investment management and fiduciary services with offices in Portland and Bangor. Acadia Financial Consultants is a division of CNB, offering full-service brokerage services.

    This press release and the documents incorporated by reference herein contain certain statements that may be considered forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "will," "should," and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties and other factors may cause the actual results, performance or achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

    Some of the factors that might cause these differences include the following: changes in general, national or regional economic conditions; changes in loan default and charge-off rates; reductions in deposit levels necessitating increased borrowing to fund loans and investments; changes in interest rates; changes in laws and regulations; changes in the size and nature of the Company's competition; and changes in the assumptions used in making such forward-looking statements. Other factors could also cause these differences. For more information about these factors please see our Annual Report on Form 10-K on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements.

    These forward-looking statements were based on information, plans and estimates at the date of this press release, and the Company does not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.



                  Income Statement Data (unaudited)

             `               Nine Months Ended     Three Months Ended
                               September 30,         September 30,
                           --------------------- ---------------------
(In thousands, except
 number of shares & per
 share data)                  2007       2006       2007       2006
                           ---------- ---------- ---------- ----------
Interest income
Interest and fees on loans $   64,162 $   64,795 $   21,105 $   22,441
Interest on securities and
 other                         16,835     14,721      5,722      4,980
                           ---------- ---------- ---------- ----------
     Total interest income     80,997     79,516     26,827     27,421
Interest expense
Interest on deposits           27,849     25,708      9,197      9,405
Interest on borrowings         16,198     12,926      5,454      4,853
                           ---------- ---------- ---------- ----------
     Total interest expense    44,047     38,634     14,651     14,258
                           ---------- ---------- ---------- ----------
     Net interest income       36,950     40,882     12,176     13,163
Provision for loan and
 lease losses                     100      1,656          -        552
                           ---------- ---------- ---------- ----------
     Net interest income
      after provision          36,850     39,226     12,176     12,611
Non-interest income
Service charges on deposit
 accounts                       2,582      2,570        838        892
Other service charges and
 fees                           1,380      1,271        502        416
Income from fiduciary
 services                       3,668      3,290      1,240      1,139
Other income                    1,786      1,579        585        556
                           ---------- ---------- ---------- ----------
     Total non-interest
      income                    9,416      8,710      3,165      3,003
Non-interest expenses
Salaries and employee
 benefits                      13,894     13,663      4,609      4,455
Premises and fixed assets       3,730      3,466      1,235      1,120
Other expenses                  7,842      8,527      2,558      2,605
                           ---------- ---------- ---------- ----------
     Total non-interest
      expenses                 25,466     25,656      8,402      8,180
                           ---------- ---------- ---------- ----------
     Income before income
      taxes                    20,800     22,280      6,939      7,434
Income taxes                    6,077      6,948      1,941      2,298
                           ---------- ---------- ---------- ----------
Net income                 $   14,723 $   15,332 $    4,998 $    5,136
                           ========== ========== ========== ==========

Efficiency Ratio (1)           54.92%     51.73%     54.77%     50.60%

Per Share Data
Basic earnings per share   $     2.24 $     2.18 $     0.77 $     0.77
Diluted earnings per share       2.24       2.18       0.77       0.77
Cash dividends per share   $     0.72 $     0.66 $     0.24 $     0.22
Weighted average number of
 shares outstanding         6,571,836  7,021,808  6,513,000  6,613,379
Tangible book value per
 share (2)                 $    16.83 $    14.71

(1) Computed by dividing non-interest expense by the sum of net interest income and non-interest income.
(2) Computed by dividing total shareholders' equity less goodwill and core deposit intangible by the number of common shares outstanding.




  Statement of Condition Data (unaudited)

                                      September 30,       December 31,
                                 ----------------------- -------------
(In thousands, except number of
 shares)                            2007        2006         2006
                                 ----------- ----------- -------------
Assets
Cash and due from banks          $   35,833  $   34,069  $     33,358
Federal funds sold                   30,965       2,125             -
Securities available for sale, at
 market value                       393,193     361,257       409,926
Securities held to maturity          34,277      34,169        34,167
Loans, less allowance for loan
 losses of $13,925, $14,472 and
 $14,933 at September 30, 2007
 and 2006 and December 31, 2006,
 respectively                     1,160,386   1,229,670     1,203,196
Premises and equipment, net          19,728      16,758        17,595
Other real estate owned                 110           -           125
Goodwill                              3,991       3,991         3,991
Other assets                         69,343      67,149        67,528
                                 ----------- ----------- -------------
     Total assets                $1,747,826  $1,749,188  $  1,769,886
                                 =========== =========== =============

Liabilities
Deposits:
   Demand                        $  160,516  $  157,816  $    146,458
   NOW                              131,254     126,429       125,809
   Money market                     293,700     262,817       261,585
   Savings                           89,512      95,060        96,661
   Certificates of deposit          502,434     577,999       555,288
                                 ----------- ----------- -------------
     Total deposits               1,177,416   1,220,121     1,185,801
Borrowings from Federal Home Loan
 Bank                               263,084     307,227       340,499
Other borrowed funds                140,278      67,723        60,782
Junior subordinated debentures       36,083      36,083        36,083
Due to broker                           556           -        24,354
Accrued interest and other
 liabilities                         16,300      15,308        15,315
                                 ----------- ----------- -------------
     Total liabilities            1,633,717   1,646,462     1,662,834
                                 ----------- ----------- -------------

Shareholders' Equity
Common stock, no par value;
 authorized 20,000,000 shares,
 issued and outstanding
 6,513,000, 6,615,480 and
 6,616,780 shares on September
 30, 2007 and 2006 and December
 31, 2006, respectively               2,531       2,450         2,450
Surplus                               2,538       2,278         2,584
Retained earnings                   111,861     102,434       105,959
Accumulated other comprehensive
 loss
    Net unrealized losses on
     securities available for
     sale, net of tax                (2,056)     (4,266)       (2,985)
    Net unrealized losses on
     derivative instruments
     marked to market, net of tax         -        (170)         (198)
   Adjustment for unfunded post-
    retirement plans, net of tax       (765)          -          (758)
                                 ----------- ----------- -------------
Total accumulated other
 comprehensive loss                  (2,821)     (4,436)       (3,941)
                                 ----------- ----------- -------------
     Total shareholders' equity     114,109     102,726       107,052
                                 ----------- ----------- -------------
     Total liabilities and
      shareholders' equity       $1,747,826  $1,749,188  $  1,769,886
                                 =========== =========== =============




                Average Balance Sheet Data (unaudited)
----------------------------------------------------------------------

                                       September 30,      December 31,
                                  ----------------------- ------------
(In thousands)                       2007        2006         2006
                                  ----------- ----------- ------------

Assets
Investments                       $  462,955  $  417,766   $  422,250
Loans                              1,197,441   1,226,386    1,225,933
Cash and due from banks               29,246      30,906       31,081
Other assets                          72,916      69,249       69,473
Allowance for loan losses            (14,552)    (14,849)     (14,814)
                                  ----------- ----------- ------------
   Total Assets                   $1,748,006  $1,729,458   $1,733,923
                                  =========== =========== ============

Liabilities and Shareholders Equity
Demand deposits                   $  147,380  $  141,235   $  143,431
NOW accounts                         104,923     111,831      110,387
Savings accounts                      90,191      96,709       96,132
Money market accounts                304,917     260,551      265,691
Certificates of deposit              390,699     370,178      375,800
Brokered certificates of deposit     128,039     230,595      216,394
Junior subordinated debentures        36,083      21,015       24,813
Borrowings                           422,203     371,282      377,377
Other liabilities                     14,673      13,622       13,694
Shareholders equity                  108,898     112,440      110,204
                                  ----------- ----------- ------------
   Total Liabilities and
    Shareholders Equity           $1,748,006  $1,729,458   $1,733,923
                                  =========== =========== ============


          Earning Asset and Funding Yields Data (unaudited)
----------------------------------------------------------------------

                                     Nine Months Ended     Year Ended
                                       September 30,      December 31,
                                  ----------------------- ------------
                                     2007        2006         2006
                                  ----------- ----------- ------------

Earning Assets
Investments                             5.09%       4.89%        4.89%
Loans                                   7.21%       7.10%        7.16%
                                  ----------- ----------- ------------
   Total Earning Assets                 6.62%       6.54%        6.58%
                                  ----------- ----------- ------------

Funding Sources
Demand deposits                         0.00%       0.00%        0.00%
NOW accounts                            0.38%       0.30%        0.29%
Savings accounts                        0.36%       0.34%        0.34%
Money market accounts                   4.54%       4.03%        4.15%
Certificates of deposit                 4.48%       3.89%        4.01%
Brokered certificates of deposit        4.17%       3.83%        3.83%
Junior subordinated debentures          6.60%       6.60%        6.60%
Borrowings                              4.57%       4.28%        4.34%
                                  ----------- ----------- ------------
   Total Funding Sources                3.64%       3.22%        3.62%
                                  ----------- ----------- ------------

Net Interest Rate Spread (fully-
 taxable equivalent)                    2.98%       3.32%        2.96%
                                  =========== =========== ============

Net Interest Margin (fully-taxable
 equivalent)                            3.06%       3.39%        3.36%
                                  =========== =========== ============




                    Asset Quality Data (unaudited)
----------------------------------------------------------------------

                                          September 30,   December 31,
                                        ----------------- ------------
(In thousands)                           2007     2006        2006
                                        -------- -------- ------------

Non-performing loans                      5,867    8,486       13,679
Other real estate owned                     110        -          125
Net charge-offs                           1,108    1,350        1,442
Allowance for loan and lease losses      13,925   14,472       14,933

Allowance for loan and lease losses to
 total loans                               1.19%    1.16%        1.23%
Non-performing loans to total loans        0.50%    0.68%        1.12%



                        Other Data (unaudited)
----------------------------------------------------------------------

                                        Nine Months Ended  Year Ended
                                          September 30,   December 31,
                                        ----------------- ------------
                                         2007     2006        2006
                                        -------- -------- ------------

Tier 1 Leverage Capital Ratio              8.06%    7.36%        7.63%
Tier 1 Risk-based Capital Ratio           12.28%   10.74%       11.29%
Total Risk-based Capital Ratio            13.49%   12.23%       12.73%
Return on average equity                  18.08%   18.23%       18.40%
Return on average assets                   1.13%    1.19%        1.17%



    CONTACT: Camden National Corporation
             Suzanne Brightbill, 207-230-2120
             Public Relations Officer
             sbrightbill@camdennational.com